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                                                                  EXHIBIT 10.61

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UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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OWENS-BROCKWAY GLASS CONTAINER INC.,                :
                                                    :    00 Civ. 1169 (JSM)
                                                    :
                                    Plaintiff,      :
                                                    :
         - against -                                :    PRELIMINARY INJUNCTION
                                                    :    ENTERED UPON CONSENT
CONSUMERS PACKAGING INC.,                           :
GGC, L.L.C., HILLSBORO GLASS CO.,                   :
 and ANCHOR GLASS CONTAINER CORP.,                  :
                                                    :
                                                    :
                                    Defendants.     :
- - - - - - - - - - - - - - - - - - - - - - - - - - x


         Based on the consent of the parties and pursuant to Rule 65 of the Federal Rules of Civil Procedure, the Court hereby preliminarily enjoins the defendants Consumers Packaging Inc., GGC, L.L.C., Hillsboro Glass Co. and Anchor Glass Container Corp. (collectively, the "Consumers Group"), their officers, agents, servants, employees, and attorneys, and all persons in active concert or participation with them:

                  1. from disclosing Owens-Brockway Glass Container Inc. ("Owens-Brockway") Technical Information and/or Licensed Trade Secrets (as those terms are defined in P. 1(i) of the Technical Assistance and Licensing Agreement dated December 18, 1996, among Owens-Brockway and the members of the Consumers Group; hereinafter, the "TALA") to any person not expressly authorized by the TALA to possess such Technical Information and/or Licensed Trade Secrets, including but not limited to any subsidiary or affiliate of any of them which is not a party to the TALA, such as Consumers SrL in Teramo, Italy;



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                  2. from implementing or installing in any facility any
         equipment or machinery for glass container manufacturing that incorporates or embodies, in whole or in part, Owens-Brockway Technical Information and/or Licensed Trade Secrets, provided, however, that any member of the Consumers Group may transfer any such equipment or machinery that is already in the possession of any member of the Consumers Group between or among any of their facilities within the licensed territory in which any such equipment or machinery is currently used;

                  3. from disclosing or utilizing any Owens-Brockway Technical Information and/or Licensed Trade Secrets to assist others in the construction, utilization or selection of equipment or machinery for any facility where equipment or machinery that incorporates or embodies, in whole or in part, Owens-Brockway Technical Information and/or Licensed Trade Secrets is not currently located;

                  4. to prepare a detailed inventory, on a facility-by-facility basis, of all technical documents, engineering drawings or similar materials describing or containing Owens- Brockway Technical Information and/or Licensed Trade Secrets (including but not limited to Owens-Brockway aperture cards and Owens-Brockway technical assistance bulletins, manuals and technical correspondence), and to deliver said inventory to Owens-Brockway by Friday, May 12, 2000;

                  5. to maintain all such technical documents, engineering drawings or similar materials describing or containing Owens-Brockway Technical Information and/or Licensed Trade Secrets in a secure manner, to control access thereto and to maintain a log of the persons accessing such materials and the materials accessed;

                  6. to prepare a detailed inventory, on a facility-by-facility basis, of all equipment or machinery for glass container manufacturing that incorporates or embodies, in whole or in part, Owens-Brockway Technical Information and/or Licensed Trade Secrets, and to deliver said inventory to Owens-Brockway by Monday, May 29, 2000;

                  7. to provide to Owens-Brockway, within fifteen (15) days following the end of each calendar quarter, a current version of the inventories described in Paragraphs 4 and 6 above, at a level of detail sufficient to show any transfers or dispositions of the items subject to the inventories;

                  8. to maintain, in each plant or facility containing equipment or machinery that incorporates or embodies, in whole or in part, Owens-Brockway Technical Information and/or Licensed Trade Secrets, a current log of all such equipment and machinery;

                  9. to provide any person who expresses to any member of the Consumers Group interest in acquiring any property, security or collateral interest of any nature, contingent or otherwise, in (a) any equipment or machinery that incorporates or embodies, in whole or in part, Owens-Brockway Technical Information and/or Licensed Trade Secrets, or (b)

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         any plant or facility containing such equipment or machinery, prior to the acquisition by such person of any such interest, with notice of (x) the TALA, (y) the fact that such machinery or equipment may be subject to the TALA, and (z) this preliminary injunction;

                  10. to retrieve all Owens-Brockway Technical Information and/or Licensed Trade Secrets disclosed by any of them or any of their subsidiaries or affiliates from all persons which are not parties to the TALA, including their subsidiaries and affiliates, and to instruct and direct all such persons to cease using any and all equipment or machinery for glass container manufacturing, to the extent that it incorporates or embodies Owens-Brockway Technical Information and/or Licensed Trade Secrets, by Tuesday, May 2, 2000;

                  11. to cause Consumers SrL to cease using each and every item of equipment or machinery that incorporates or embodies Owens-Brockway Technical Information and/or Licensed Trade Secrets by Thursday, April 13, 2000; to furnish evidence satisfactory to the Court, by Friday, April 14, 2000, that Consumers SrL has ceased using any and all such equipment or machinery; and to remove all such equipment or machinery from Italy and to return it to the United States by the later of Tuesday, May 2, 2000, or within ten (10) days following the release of such equipment or machinery from any court order in Italy restraining its removal from Italy;

                  12. to comply with all of their obligations under the TALA respecting preservation of confidentiality of Owens-Brockway Technical Information and/or Licensed Trade Secrets and respecting the territorial limitations on the use thereof;

                  13. to pay any outstanding royalties (including interest) owed to Owens-Brockway and to make future quarterly payments at the rate specified in the TALA on a timely basis;

                  14. to permit an audit of the records of each member of the Consumers Group in accordance with the TALA;

                  15. to provide to the Court and to Owens-Brockway, within thirty (30) days of the end of each calendar quarter beginning June 30, 2000, an affidavit or declaration of Consumers' chairman certifying that each member of the Consumers Group: (a) has made royalty payments to Owens-Brockway upon the basis and at the rate specified in the TALA;
         (b) has not disclosed Owens-Brockway Technical Information and/or Licensed Trade Secrets to any unauthorized person or used any Owens-Brockway Technical Information and/or Licensed Trade Secrets in any location where such use is not permitted under the TALA; and (c) has provided Owens-Brockway with the updated inventories described in Paragraph 7 above, upon penalty of contempt of Court if such certificate should be inaccurate; and


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                  16. to notify each and every one of its or their parent
         companies, subsidiaries or affiliates which is not a party to this action of the entry of this preliminary injunction, by sending a true copy thereof via certified mail, within five (5) days after entry of the preliminary injunction.



Dated:     April 14, 2000                         /s/ John S. Martin, Jr.
         -------------------                   --------------------------------
                                                  John S. Martin, Jr.
                                                  United States District Judge